SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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THE MONY GROUP INC.

(Name of Registrant as Specified in its Charter)

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The MONY Group Inc. (“MONY”) issued a press release on February 5, 2004, reporting its results for the fourth quarter and fiscal year 2003. Attached are excerpts from the press release related to AXA Financial, Inc.’s acquisition of MONY.

The MONY Group Inc. 1740 Broadway New York, NY 10019 212 708 2250 212 708 2399 Fax	News Release MEDIA CONTACTS: Mary Taylor 212 708 2250

INVESTOR CONTACT: Jay Davis 212 708 2917

The MONY Group Inc. Reports Fourth Quarter and Year-End Results

Company Announces Dividend Payment

. . .

The company also announced that it will pay a dividend in the aggregate amount of $12.5 million to shareholders who are record holders of the issued and outstanding shares of MONY’s common stock immediately prior to the effective time of MONY’s merger with AXA Financial, Inc. The dividend per share is expected to be within a range of $0.23 to $0.25 cents. However, the exact per share amount of the dividend will be determined by the total number of issued and outstanding shares of MONY common stock immediately prior to the effective time of the merger with AXA Financial, Inc. This dividend is expressly conditioned on the closing of the transaction with AXA Financial, Inc.

“We are pleased our second half results will allow us to pay this dividend,” said Michael I. Roth, Chairman and CEO, The MONY Group. “Our results benefited from a more favorable market environment and our ongoing efforts to grow revenue and manage costs. Nevertheless, competitive challenges and issues of scale in a climate of industry consolidation, continue to hamper our ability to generate appropriate returns.

This is among the reasons we believe that the merger with AXA Financial Inc. represents the best opportunity for shareholders and we look forward to the closing,” said Roth.

On September 17, 2003, The MONY Group Inc. and AXA Financial Inc. announced that their boards of directors had unanimously approved a definitive agreement for AXA Financial to acquire The MONY Group in a cash transaction valued at approximately $1.5 billion. The transaction is subject to MONY shareholder approval, certain required regulatory approvals, and other customary conditions. A definitive proxy statement concerning the acquisition has been mailed to MONY shareholders. A special meeting of MONY shareholders will be held on February 24, 2004 at 9:30 Eastern Time AM to vote on the proposal concerning the acquisition.

. . .

Additional Information about Merger with AXA Financial

The MONY Group has filed a definitive proxy statement concerning the planned acquisition of MONY by AXA Financial with the Securities and Exchange Commission (“SEC”). The proxy statement has also been mailed to MONY shareholders. We urge investors to read the proxy statement and any other relevant documents filed with the SEC, because they contain important information.

Investors can obtain the proxy statement and other relevant documents, free of charge, at The SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from The MONY Group’s website (www.mony.com).

Forward Looking Statements

This release contains forward-looking statements concerning The MONY Group operations, economic performance, prospects and financial condition. Forward-looking statements include statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and include all statements concerning The MONY Group’s operations, economic performance, prospects and financial condition for 2003 and following years. The MONY Group claims the protection afforded by the safe harbor for forward-looking statements as set forth in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties. Actual results could differ materially from those anticipated by forward-looking statements due to a number of important factors including the following: satisfaction of the closing conditions set forth in the merger agreement among The MONY Group, AXA Financial, Inc. and AIMA Acquisition Co., including approval of The MONY Group’s shareholders and regulatory approvals; a significant delay in the expected completion of the contemplated merger; The MONY Group could experience losses, including venture capital losses; The MONY Group could be subjected to further downgrades by rating agencies of our senior debt ratings and the claims-paying and financial-strength ratings of our insurance subsidiaries; The MONY Group could be required to take a goodwill impairment charge relating to its investment in Advest if the market deteriorates, The MONY Group could have to accelerate amortization of deferred policy acquisition costs if market conditions deteriorate; The MONY Group could be required to recognize in its earnings “other than temporary impairment” charges on its invested assets if market conditions and/or if the issuers’ financial condition deteriorates; recent improvements in the equities markets may not be sustained into the future; actual death-claim experience could differ from The MONY Group’s mortality assumptions; The MONY Group could have liability from as-yet-unknown litigation and claims; larger settlements or judgments than we anticipate could result in pending cases due to unforeseen developments; and changes in laws, including tax laws, could affect the demand for The MONY Group’s products. The MONY Group does not undertake to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Conference Call

The MONY Group Inc. will host a conference call on Thursday, February 5, 2004 commencing at 9:00 AM (Eastern Standard Time) to discuss its fourth quarter and year-end 2003 results. To participate in the call, U.S. participants should dial (877) 715-5317 and Canadian and other international participants should dial (973) 582-2751. Participants should dial into the call 10 minutes early to facilitate a timely connection. A simultaneous webcast of the call will also be available on The MONY Group’s website at www.mony.com/investorrelations.

Replay # - U.S. participants dial (877) 519-4471, pin#4414122 – Canadian and other international participants should dial (973) 341-3080, pin#4414122 replay available from 12:00 Noon Eastern Time on February 5, 2004 through 12:00 Midnight Eastern Time on February 12, 2004.

This press release, the Company’s quarterly financial supplement and other financial documents may be accessed at www.mony.com/investorrelations.

About The MONY Group Inc.

The MONY Group Inc. (NYSE: MNY), has approximately $60 billion in assets under management and administration on December 31, 2003 and provides life insurance, annuities, mutual funds, brokerage, asset management, business & estate planning, trust and investment banking products and services to individual and institutional clients through several member companies. The MONY Group focuses primarily on offering customized financial solutions through multiple distribution channels, including a career network, brokerage general agencies, financial advisors, brokers, and other complementary channels. The MONY Group’s (www.mony.com) member companies include The Advest Group, Inc., including Lebenthal & Co., MONY Life Insurance Company, MONY Life Insurance Company of America, Matrix Capital Markets Group Inc., Enterprise Capital Management, Inc., U.S. Financial Life Insurance Company, MONY Securities Corporation.

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